UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2009
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 26, 2009, Endocare, Inc. (the “Company”) entered into a limited waiver and sixth amendment (the “Sixth Amendment”) to the Loan and Security Agreement that governs the Company’s credit facility with Silicon Valley Bank (“SVB”). Under the terms of the Sixth Amendment:
•	the term of the credit facility was extended for 90 days so that the new maturity date is May 27, 2009;

•	the tangible net worth covenant was modified to reduce the required tangible net worth for the months ending February 28, 2009, March 31, 2009 and April 30, 2009; and

•	SVB waived the Company’s noncompliance with the tangible net worth covenant for the months ended December 31, 2008 and January 31, 2009.
The foregoing description of the Sixth Amendment is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Limited Waiver and Amendment to Loan Documents, dated as of February 26, 2009, by and between Endocare, Inc. and Silicon Valley Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
February 27, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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